EXHIBIT 10-C.
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                       JMB MORTGAGE PARTNERS, LTD. - III
                           900 North Michigan Avenue
                              Chicago, IL  60611



                                 July 15, 1997



Rivergate Properties, Ltd.
c/o A.C. Masingill, Jr.
7215 Canmore Lane
Knoxville, Tennessee 37919

Re:   THE SHOPPES AT RIVERGATE

Ladies and Gentlemen:

      Please refer to that certain instrument caption "DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT ("Deed of Trust") dated as of August 24, 1987, by and between Rivergate Properties, Ltd. ("Grantor"), Robert M. Berger ("Trustee") and JMB Mortgage Partners, Ltd. - III ("Beneficiary"), recorded in the Office of the Register of Davidson County, Tennessee in Book 7349, Page 21 as Number 64001, encumbering the land and improvements ("Property") described in the Deed of Trust, located in Davidson County, Tennessee and popularly known as "The Shoppes at Rivergate," and securing, among other things, repayment of a note ("Note") captioned "PROMISSORY NOTE," dated August 24, 1987, in the original principal amount of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000), made by Grantor and payable to Beneficiary, and pursuant to which Beneficiary made a loan ("Loan") to Grantor. Beneficiary and Grantor entered into a letter agreement (the "Agreement") dated June 23, 1997 pertaining to the repayment of the Loan. The Deed of Trust, the Note, the Agreement and all other documents evidencing, securing or governing the Loan executed prior to the date hereof shall sometimes hereinafter collectively be referred to as the "Loan Documents".

      On the date hereof, Beneficiary will accept a payment of $11,618,123.29 as repayment in full of the Loan, including all principal, interest and charges which may be due and owing under the Loan Documents. This sum consists of (a) a principal payment of the Loan in the amount of $11,600,000.00, (b) $15,000.00 pursuant to the Agreement (which provides for a payment by Grantor of $1,000.00 for each day that elapses between June 30, 1997 and the date the repayment of the Loan is received by Beneficiary) and (c) Basic Interest (as defined in the Note) in the amount of $3,123.29. For each day after July 15, 1997 that the Loan remains outstanding, the Loan may be repaid by payment of an amount (the "Repayment Amount") equal to (a) $11,618,123.29 plus (b) one day's Basic Interest in the amount of $3,123.29 for each day through the repayment date that the Loan remains outstanding plus (c) pursuant to the Agreement, $1,000,00 for each day through the repayment date that the Loan remains outstanding.

      The Repayment Amount must be delivered, if at all, by wire transfer to the account of JMB Mortgage Partners, Ltd. - III at Bank of America Illinois, Chicago, Illinois, ABA Number 071000039, Account Number 7487630.

      Beneficiary acknowledges that it is currently holding the amount of $55,696.88 in escrow for the payment of real estate taxes and that, in lieu of returning such amounts to Grantor, Beneficiary shall apply such amount toward the Repayment Amount.

      In order for Beneficiary to accept a repayment of the Loan in accordance with the terms of this letter, Beneficiary must receive the Repayment Amount by the close of business on July 18, 1997. If Beneficiary does not receive the Repayment Amount by the close of business on July 18, 1997, then this letter shall be null and void, and any repayment of the Loan must be made in accordance with the terms of the Loan Documents.

      Except for the agreement of Beneficiary to accept a repayment of the Loan in accordance with the terms of this letter, the Loan Documents are and shall remain in full force and effect in accordance with their terms. No party to this letter will be bound by, and no rights or liabilities will arise from, any statements, oral agreements, draft documents, term sheets, letters or any other communications. This letter may only be amended by a written amendment, fully executed and delivered by the parties.

      This letter replaces and supersedes our letter to you dated July 7, 1997.


      Thank you very much,



            JMB MORTGAGE PARTNERS, LTD., - III
            an Illinois limited partnership

            By:   JMB Realty Corporation,
                  a Delaware corporation,
                  General Partner


                         JULIE H. WALNER
                  By:    Julie H. Walner
                         Vice President